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                                                                    Exhibit 4.16

                          SECOND SUPPLEMENTAL INDENTURE

          Second Supplemental Indenture, dated as of March 4, 2003, (this "Supplemental Indenture"), by and among SIRIUS SATELLITE RADIO INC. (formerly known as CD RADIO INC.), a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1221 Avenue of the Americas, 36th Floor, New York, NY 10036 (the "Company"), THE BANK OF NEW YORK (successor to U.S. Trust Company of Texas, N.A.), a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, 8W, New York, New York 10286, as resigning Trustee (the "Resigning Trustee"), and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its corporate trust office at 10 East 40th Street, 14th Floor, New York, New York 10016, as successor Trustee (the "Successor Trustee").

                                    RECITALS

          WHEREAS, there is currently authorized and outstanding $16,461,000 in aggregate principal amount of the Company's 8 3/4% Convertible Subordinated Notes due 2009 (the "Subordinated Notes") under an Indenture, dated as of September 29, 1999; and a First Supplemental Indenture, dated as of September 29, 1999 (the "Subordinated Notes Indenture"), between the Company and the Resigning Trustee, as trustee;

          WHEREAS, Section 6.9(b) of the Subordinated Notes Indenture provides that the Trustee may resign at any time by giving notice of such resignation to the Company;




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          WHEREAS, Section 6.9(e) of the Subordinated Notes Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

          WHEREAS, Section 6.10 of the Subordinated Notes Indenture provides that any successor trustee appointed in accordance with the Subordinated Notes Indenture shall deliver to the Company and to the retiring Trustee a written acceptance of such appointment under the Subordinated Notes Indenture, and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee shall become vested with all rights, powers and duties of the Trustee under the Subordinated Notes Indenture;

          WHEREAS, Section 6.10 of the Subordinated Notes Indenture provides that the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee;

          WHEREAS, the Resigning Trustee desires to resign as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture;

          WHEREAS, the Company desires to appoint the Successor Trustee as Trustee, Registrar and Paying Agent to succeed the Resigning Trustee under the Subordinated Notes Indenture; and

          WHEREAS, the Successor Trustee is willing to accept such appointment as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture;

          NOW, THEREFORE, the Company, the Resigning Trustee and the Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE


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          Section 101. Pursuant to Section 6.9(b) of the Subordinated Notes
Indenture, the Resigning Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee under the Subordinated Notes Indenture. The Company hereby waives the 30 day notice requirement set forth in Section 6.9(b) of the Subordinated Notes Indenture.

          Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee and the Company that:

          (a) No covenant or condition contained in the Subordinated Notes Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the responsible officers of the Resigning Trustee's corporate trust group, by the Holders of the percentage in aggregate principal amount of the Notes required by the Subordinated Notes Indenture to effect any such waiver.

          (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officers of the Resigning Trustee's corporate trust group, threatened against the Resigning Trustee before any court or any governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar or Paying Agent under the Subordinated Notes Indenture.

          (c) As of March 3, 2003, the Resigning Trustee holds no property under the Subordinated Notes Indenture.

          (d) $16,461,000 in aggregate principal amount of the Subordinated Notes is outstanding as of March 3, 2003 and interest has been paid on the Subordinated Notes through March 29, 2002.


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          (e)  This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes a legal, valid and binding obligation of the Resigning Trustee.

          (f) To the best of the knowledge of the responsible officers of the Resigning Trustee's corporate trust group, except for the default in the payment of the installment of interest which was due and payable September 29, 2002 with respect to the Subordinated Notes, no event has occurred and is continuing which is, or after notice or lapse of time, or both, would become, an Event of Default under Section 5.1 of the Subordinated Notes Indenture.

          (g) The Subordinated Notes Indenture has not been amended or modified.

          Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Subordinated Notes Indenture and all the rights, powers and duties of the Resigning Trustee as Trustee under the Subordinated Notes Indenture and all property held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee under the Subordinated Notes Indenture.

          Section 104. The Resigning Trustee hereby also resigns as Registrar and Paying Agent under the Subordinated Notes Indenture.


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          Section 105. The Resigning Trustee shall deliver to the Successor
Trustee, as of or immediately after the effective date hereof, all property held by it as Trustee under the Subordinated Notes Indenture and all of the documents listed on Exhibit A hereto.

                                   ARTICLE TWO
                                   THE COMPANY

          Section 201. The Company hereby certifies that Exhibit C annexed hereto is a copy of the resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorize officers of the Company to : (a) accept the Resigning Trustee's resignation as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture; (b) appoint the Successor Trustee as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture.

          Section 202. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture. Pursuant to Section 6.9 of the Subordinated Notes Indenture, the Company hereby appoints the Successor Trustee as Trustee under the Subordinated Notes Indenture to succeed to, and hereby vests the Successor Trustee with, all the rights, powers and duties of the Resigning Trustee under the Subordinated Notes Indenture with like effect as if originally named as Trustee under the Subordinated Notes Indenture.

          Section 203. The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee that:


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          (a)  The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

          (b) The Subordinated Notes Indenture, when executed and delivered, was validly and lawfully executed and delivered by the Company, and the Subordinated Notes, are validly issued securities of the Company.

          (c) Except for the default in the payment of the installment of interest which was due and payable September 29, 2002 with respect to the Subordinated Notes, no event has occurred and is continuing which is, or after notice or lapse of time, or both, would become, an Event of Default under Section 5.1 of the Subordinated Notes Indenture.

          (d) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Subordinated Notes Indenture.

          (e) This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company.

          (f) The Subordinated Notes Indenture has not been amended or modified.

          (g) All conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture have been complied with by the Company.

          Section 204. The Company hereby appoints the Successor Trustee as Registrar and Paying Agent under the Subordinated Notes Indenture.


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                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

          Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that:

          (a) The Successor Trustee is qualified and eligible under the provisions of Section 6.8 of the Subordinated Notes Indenture to act as Trustee under the Subordinated Notes Indenture.

          (b) This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes a legal, valid and binding obligation of the Successor Trustee.

          Section 302. The Successor Trustee hereby accepts its appointment as successor Trustee under the Subordinated Notes Indenture and accepts the rights, powers and duties of the Resigning Trustee as Trustee under the Subordinated Notes Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Subordinated Notes Indenture.

          Section 303. References in the Subordinated Notes Indenture to "corporate trust office" or other similar terms shall be deemed to refer to the corporate trust office of the Successor Trustee at 10 East 40th Street, 14th Floor, New York, New York 10016 (mailing address: 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services) or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

          Section 304. The Successor Trustee hereby accepts its appointment as Registrar and Paying Agent under the Subordinated Notes Indenture.


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          Section 305. Promptly after the date of this Supplemental Indenture, the Successor Trustee shall cause notices, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Subordinated Notes in accordance with the provisions of Section 6.9(f) of the Subordinated Notes Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

          Section 401. Except as otherwise expressly provided herein or unless the context otherwise requires, all capitalized terms used herein which are defined in the Subordinated Notes Indenture shall have the meaning assigned to them in the Subordinated Notes Indenture.

          Section 402. This Supplemental Indenture and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first set forth herein above; provided that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Registrar and Paying Agent under the Subordinated Notes Indenture shall be effective on the date first above written.

          Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 6.7 of the Subordinated Notes Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Subordinated Notes Indenture. The Company also acknowledges its obligations to the Successor Trustee as set forth in Section 6.7 of the Subordinated Notes Indenture, which obligations shall survive the execution hereof.

          Section 404. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Subordinated Notes Indenture.


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          Section 405. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 406. The Company, the Resigning Trustee and the Successor Trustee hereby acknowledge receipt of an executed counterpart of this Supplemental Indenture and the effectiveness hereof.


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          IN WITNESS WHEREOF, the parties hereby have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                      SIRIUS SATELLITE RADIO INC.


                                      By: /s/ Patrick L. Donnelly
                                          --------------------------------------
                                          Name:  Patrick L. Donnelly
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


                                      THE BANK OF NEW YORK, as Resigning Trustee


                                      By: /s/ Michele Russo
                                          --------------------------------------
                                          Name:  Michele Russo
                                          Title: Assistant Vice President


                                      HSBC BANK USA, as Successor Trustee


                                      By: /s/ Robert A. Conrad
                                          --------------------------------------
                                          Name:  Robert A. Conrad
                                          Title: Vice President




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                                    EXHIBIT A

               Documents to be delivered to the Successor Trustee

1.   Executed copies of the Subordinated Notes Indenture.

2.   Conformed copies of the Subordinated Notes Indenture.

3.   Files of closing documents.

4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to the Subordinated Notes Indenture.

5. Copies of the most recent Compliance Certificates delivered pursuant to the Subordinated Notes Indenture.

6. Copies of any official notices sent by the Trustee to all the Holders of the Subordinated Notes pursuant to the terms of the Subordinated Notes Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders, if any.

7. Certified Lists of Holders as of the date of this Supplemental Indenture, certificate detail and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such Holder).

8.   Securities debt service records.

9. Trust account statements for a one-year period preceding the date of this Supplemental Indenture.

10. All unissued Subordinated Notes inventory or DTC FAST held global certificates.

11. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.




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                                    EXHIBIT B

                                [HSBC LETTERHEAD]

                                     NOTICE

To the Holders of Sirius Satellite Radio Inc.'s, (formerly CD Radio Inc.) (the "Company") 83/4% Convertible Subordinated Notes due 2009:

NOTICE IS HEREBY GIVEN, pursuant to Section 6.9 (b) of the Indenture, as amended (the "Indenture"), dated as of September 29, 1999, between the Company and The Bank of New York (successor to U.S. Trust Company of Texas, N.A.), as trustee, that The Bank of New York has resigned as Trustee under the Indenture.

Pursuant to Sections 6.9 and 6.10 of the Indenture, the Company has appointed HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee under the Indenture, which appointment has been accepted and has become effective. The address of the Corporate Trust Office of HSBC Bank USA is 10 East 40th Street, 14th Floor, New York, New York 10016 (mailing address: 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services).

                                             HSBC BANK USA, as successor Trustee

Dated: __________________, 2003




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                                    EXHIBIT C

                          CERTIFIED COPY OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                           SIRIUS SATELLITE RADIO INC

          The undersigned, _______________, hereby certifies that he is the duly appointed, qualified and acting Secretary of Sirius Satellite Radio Inc., a Delaware corporation (the "Corporation"), and further certifies that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Corporation on _______________ and that said resolutions have not been amended, modified or rescinded:

          RESOLVED, that the Corporation appoint HSBC BANK USA (the "Successor Trustee") as successor Trustee, Registrar and Paying Agent and the office or agency where notices and demands to or upon the Corporation in respect of the Securities (as defined below) and the Subordinated Notes Indenture (as defined below) may be served under the Subordinated Notes Indenture, dated as of September 29, 1999 (as supplemented, the "Subordinated Notes Indenture"), by and between the Corporation and The Bank of New York (the "Resigning Trustee"), as Trustee, pursuant to which the Corporation has an aggregate principal amount outstanding of $16,461,000 of its 8 3/4% Convertible Subordinated Notes due 2009, and that the Corporation accepts the resignation of the Resigning Trustee as Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture, such resignation to be effective upon the execution and delivery by the Successor Trustee to the Corporation of an instrument or instruments accepting such appointment as successor Trustee, Registrar and Paying Agent under the Subordinated Notes Indenture;

          RESOLVED, that the President and Chief Executive Officer, any Vice President or any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing the Successor Trustee as the successor Trustee, Registrar and Paying Agent and accepting the resignation of the Resigning Trustee; and




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          RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Corporation to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of the Resigning Trustee, and the appointment of the Successor Trustee, in the name and on behalf of the Corporation as any of such officers, in his discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Corporation's obligations under the instruments and agreements executed on behalf of the Corporation in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee.

          IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and have affixed the seal of the Corporation this ___ day of March, 2003.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Secretary

[SEAL]